UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 29, 2008

ATS Medical, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Minnesota	0-18602	41-1595629
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3905 Annapolis Lane North, Minneapolis, Minnesota		55447
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	763-553-7736

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 1.01 Entry into a Material Definitive Agreement.

AMENDMENTS AND ADDITIONS TO LOAN AGREEMENTS

Effective as of July 28, 2004, the Company entered into a Loan and Security Agreement (the "Loan Agreement") with Silicon Valley Bank (the "Bank"), establishing a secured revolving credit facility for $8.5 million consisting of a $2.5 million three-year term loan as well as a two-year $6.0 million line of credit.

In June 2007, the Company entered into an Amendment to the Loan Agreement (the "June 2007 Amendment") whereby the Bank consented to (i) the Company’s purchase of certain surgical cryoablation assets from CryoCath Technologies, Inc. (the "CryoCath Assets") and (ii) certain agreements related to the acquisition of the CryoCath Assets. The June 2007 Amendment also provided for a new $8.6 million term loan (the "Term Loan") to the Company, which was to be used to repay the outstanding advances to the Company from the Bank under the Loan Agreement and to purchase the CryoCath Assets.

Under the Term Loan, the Company was required to make monthly payments of interest only until December 31, 2007, and then to make 42 monthly payments, each consisting of $204,761.90 in principal plus interest, with such payments beginning on January 1, 2008 and continuing on the first day of each successive month until December 31, 2010. The Company also has the right to prepay all, but not less than all, of the outstanding Term Loan at any time so long as no event of default has occurred and is continuing. If an event of default occurs under the Loan Agreement, the entire Term Loan becomes due and payable. Interest on the Term Loan accrues at a fixed rate per annum equal to 1.25% above the Prime Rate in effect as of the funding date of the Term Loan.

On February 29, 2008, the Company’s two domestic subsidiaries (i.e., 3F Therapeutics, Inc. and ATS Acquisition Corp., together the "Domestic Subsidiaries") executed an unconditional guaranty agreement (the "Guaranty Agreement") and a security agreement (the "Security Agreement") dated as of that date in favor of the Bank with respect to their guaranty of and pledge of security for the obligations of the Company under the Loan Agreement. Under the Guaranty Agreement, the obligations of the Company under the Loan Agreement are unconditionally and separately guaranteed by each of the Domestic Subsidiaries. Under the Security Agreement, the obligations of the Domestic Subsidiaries to guaranty the obligations of the Company under the Loan Agreement are secured by a pledge of substantially all of the assets of the Subsidiaries.

In addition, on February 29, 2008, the Company entered into two Amendments to the Loan Agreement (the "February 2008 Amendments"). Under one of the February 2008 Amendments, the commencement date for principal payments under Term Loan was delayed until April 1, 2008. Under the Term Loan as so amended, the Company is required to make 39 monthly payments, each consisting of $220,512.82 in principal plus interest, with such payments beginning on April 1, 2008 and continuing on the first day of each successive month until December 31, 2010. Under the other February 2008 Amendment, the Loan Agreement was amended in various respects to take into account the execution by the Domestic Subsidiaries of the Guaranty Agreement and the Security Agreement in favor of the Bank with respect to the obligations of the Company under the Loan Agreement.

A copy of the original Loan Agreement was filed as Exhibit 10.1 to the Company’s Form 10-Q for the quarterly period ended September 30, 2004. Copies of various amendments to the Loan Agreement were filed as exhibits to Forms 8-K filed on March 30, 2005, March 30, 2006, August 17, 2006 and June 25, 2007. Copies of the February 2008 Amendments are attached hereto as Exhibits 10.1 and 10.2, a copy of the Guaranty Agreement is attached hereto as Exhibit 10.3, and a copy of the Security Agreement is attached hereto as Exhibit 10.4. All of these documents are incorporated herein by reference. The descriptions in this Current Report on Form 8-K of the February 2008 Amendments, the Guaranty Agreement and the Security Agreement are qualified in their entirety by reference to the attached copies of the February 2008 Amendments, the Guaranty Agreement and the Security Agreement.

Item 9.01 Financial Statements and Exhibits.

10.1 First Amendment, dated February 29, 2008, to the Loan and Security Agreement between Silicon Valley Bank and the Company dated July 28, 2004.

10.2 Second Amendment, dated February 29, 2008, to the Loan and Security Agreement between Silicon Valley Bank and the Company dated July 28, 2004.

10.3 Unconditional Guaranty, dated February 29, 2008, entered into by 3F Therapeutics and ATS Acquisition Corp., in favor of Silicon Valley Bank.

10.4 Security Agreement, dated February 29, 2008, by and between Silicon Valley Bank, 3F Therapeutics, Inc. and ATS Acquisition Corp.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATS Medical, Inc.

March 6, 2008	By:	Michael R. Kramer

Name: Michael R. Kramer
Title: Chief Financial Officer

Top of the Form

Exhibit Index

Exhibit No.	Description

10.1	First Amendment, dated February 29, 2008, to the Loan and Security Agreement between Silicon Valley Bank and the Company dated July 28, 2004.
10.2	Second Amendment, dated February 29, 2008, to the Loan and Security Agreement between Silicon Valley Bank and the Company dated July 28, 2004.
10.3	Unconditional Guaranty, dated February 29, 2008, entered into by 3F Therapeutics and ATS Acquisition Corp., in favor of Silicon Valley Bank.
10.4	Security Agreement, dated February 29, 2008, by and between Silicon Valley Bank, 3F Therapeutics, Inc. and ATS Acquisition Corp.